  Exhibit 99.1

FOR IMMEDIATE RELEASE

Kingstone Announces 2020 Third Quarter Financial Results

Company to Host Conference Call on November 9, 2020 at 8:30 a.m. ET

Kingston, NY — November 6, 2020 – Kingstone Companies, Inc. (Nasdaq: KINS) (the “Company” or “Kingstone”), a Northeast regional property and casualty insurance holding company, today announced its financial results for the quarter ended September 30, 2020.

Financial and Operational Highlights
2020 Third Quarter
(All results are compared to prior year period unless otherwise noted)

●
Catastrophes, primarily Tropical Storm Isaias, added 31.5% to net loss ratio for the quarter; Net combined ratio excluding the impact of catastrophes1 was 80.4%
●
Direct written premiums1 from personal lines grew by 6.4%; Direct written premiums1 including commercial liability lines in run off decreased by 0.6%
●
Net loss ratio excluding commercial lines in run off and catastrophe losses1 of 42.1% compared to 53.5%
●
Net operating income (loss) exclusive of catastrophe losses1 per diluted share of $0.54 compared to $(.19)
●
Book value per share of $8.37 down $0.03 from Q2 after $0.64 per share impact from catastrophes 1

Quarterly Dividend of $0.04 per share

The Company announced that its Board of Directors declared a quarterly dividend of $0.04 per share payable on December 15, 2020 to stockholders of record at the close of business on November 30, 2020.

____________________
1 These measures are not based on accounting principles generally accepted in the United States (“GAAP”) and are defined and reconciled to the most directly comparable GAAP measures in Form 8-K Exhibit 99.2 “Additional Financial Information for Q3 2020” (also available at www.kingstonecompanies.com).

Management Commentary

Barry Goldstein, Kingstone’s Chief Executive Officer, elaborated on the Company’s results:

“Our third quarter’s results demonstrate the progress we’ve made and the resilience of our company. As we announced on October 7th, losses and loss adjustment expenses incurred attributable to Tropical Storm Isaias were sizeable and the most since Superstorm Sandy in 2012. It led to a full catastrophe retention ($8.125 million pre-tax) being absorbed by Kingstone in the third quarter. Isaias drove our quarterly combined ratio to a very poor 111.9%. Peel back the onion just one layer and you’ll find that, by itself, Isaias’ loss and loss adjustment expense added 29.5 points to the combined ratio.

Apart from catastrophes, we posted an excellent combined ratio of 80.4%. Increased rates are being rolled on and earned in. Our exit from commercial liability lines is complete; our final policy ran off at the end of September. No longer will these highly volatile lines adversely impact our company. Our focus on profitability is yielding the anticipated results.

Meryl Golden, Kingstone’s Chief Operating Officer, continued:

“Relative to Isaias, I am happy to report that almost 90% of these claims are now closed and feel really good about the efforts of our claims organization in achieving this outcome.

“We are pleased with our x-catastrophe results this quarter and the improvement we are seeing over the prior year. We are also in a good place from a reserving perspective. The reserve strengthening we took last year was appropriate, with our reserves being solidly in the middle of our outside actuary’s mid-year review, which was recently completed. The runoff of commercial liability claims continues to be favorable, and we recorded our fourth straight quarter of stable prior year loss development.

I am also happy to share that Kingstone 2.0, our effort to modernize the Company, continues to progress well. In Q3 we implemented our new claims system and filed our new Homeowners program in NY. In Q4, we will file our new Condo/Tenant and Dwelling Fire programs in NY, introduce a new interface for our Select Producers and start the conversion to our new policy management system. We have been able to make these investments without an increase in expenses, after adjusting for the Quota Share. We are excited to see the impact on Company performance of these initiatives.”

Financial Highlights Table

2020 Third Quarter Financial Review

Net Loss:
There was a net loss of $1.2 million during the three-month period ended September 30, 2020, compared to net loss of $1.7 million in the prior year period. The decrease in net loss in the latest three-month period can be attributed to the increase in ceding commissions due to the inception of a 25% personal lines quota share on December 15, 2019 and the dramatic positive swing in financial markets that have been reversing the unrealized losses from the first quarter resulting from the impact of the Covid-19 pandemic, offset by the decrease in net premiums earned due to the inception of 25% personal lines quota share. The net loss ratio for the latest three-month period increased by 0.7 points compared to the prior three month period, as described in the ‘Net Loss Ratio and Underlying Net Loss Ratio Excluding Commercial Lines’ section below.

Earnings (Loss) per share (“EPS”):
Kingstone reported a loss of $0.12 per diluted share for the three months ended September 30, 2020, compared to loss of $0.16 per diluted share for the three months ended September 30, 2019. EPS for the three-month periods ended September 30, 2020 and 2019 was based on 10.67 million and 10.78 million weighted average diluted shares outstanding, respectively.

Direct Written Premiums1, Net Written Premiums1 and Net Premiums Earned (See Definitions and Non-GAAP Measures below):

Direct written premiums1 for the third quarter of 2020 were $45.7 million, a decrease of $0.3 million, or 0.6%, from $46.0 million in the prior year period. The increase in premiums from personal lines was offset by a $2.0 million decrease in premiums from our commercial lines business as result of our decision in July 2019 to no longer underwrite this line of business, and a decrease in premiums from livery physical damage due to a decline in business from the Covid-19 pandemic. Direct written premiums from our personal lines business for the third quarter of 2020 were $43.6 million, an increase of $2.6 million, or 6.4%, from $41.0 million in the prior year period.

We refer to our New York business as “Core” 1 and the business in other states as “Expansion” 1. Expansion direct written premiums 1 for the third quarter of 2020 were $9.2 million, an increase of $1.8 million from the $7.4 million written in the prior year period.

Net written premiums1 decreased 25.8% to $30.0 million during the three-month period ended September 30, 2020 from $40.4 million in the prior year period. The decrease in the third quarter was attributable to the inception of a 25% personal lines quota share on December 15, 2019 and the decrease in commercial lines premiums which are not subject to a quota share treaty.

Net premiums earned for the quarter ended September 30, 2020 decreased 19.6% to $27.5 million, compared to $34.2 million for the quarter ended September 30, 2019. The decrease was attributable to the inception of a 25% personal lines quota share on December 15, 2019 and the decrease in commercial lines premiums which are not subject to a quota share treaty. The 10% personal lines quota share was in run-off for the quarter ended September 30, 2019.

Net Loss Ratio and Underlying Net Loss Ratio Excluding Commercial Lines1:

For the quarter ended September 30, 2020 (“Three Months 2020”), the net loss ratio increased 0.7 points, from 72.4% for the quarter ended September 30, 2019 (“Three Months 2019”) to 73.1% in Three Months 2020. The net loss ratio increased due to the impact of catastrophe events, primarily related to Tropical Storm Isaias on August 4, 2020. Partially offsetting the increased catastrophe losses, there was a large reduction in the impact of prior year loss development compared the same period in the prior year.

The impact of catastrophe losses was significant in Three Months 2020 when compared to Three Months 2019. In the Three Months 2020, Tropical Storm Isaias resulted in over 1,700 reported claims and direct losses exceeded our catastrophe reinsurance retention of $10 million. After quota share reinsurance, the net impact of Isaias is $8.125 million, or a 29.5 point impact on the quarterly loss ratio. There were several smaller catastrophe events during the quarter, and in total the impact of catastrophe events on the loss ratio was 31.5 points for the quarter. This compares to a 1.3 point impact from catastrophe events in Three Months 2019, or an increase in the impact from catastrophe events of 30.2 points compared to the prior period.

Prior year development was slightly favorable in Three Months 2020, with a 0.4 point favorable impact to the overall loss ratio. This was the fourth consecutive quarter of stable prior year loss development. The favorable loss development for Three Months 2020 compares to 14.7 points of unfavorable impact in Three Months 2019. Prior year loss development in Three Months 2019 was driven by the completion of reserve adjustments for commercial lines business, which is now in runoff. As of the end of Three Months 2020, there are were 189 open commercial lines claims, down from 205 claims that were open at June 30, 2020. The impact of prior year development was 15.1 points more favorable in Three Months 2020 compared to the prior year period.

The underlying loss ratio (loss ratio excluding the impact of catastrophes and prior year development) 1 was 42.0% for Three Months 2020, a decrease of 14.4 points from the 56.4% underlying loss ratio recorded for Three Months 2019.  The improvement was primarily due to reduced claim severity in personal lines, driven by a much lower impact from large fire claims in Three Months 2020 compared to the prior period. Claim frequency in the livery physical damage line also continued to show significant improvement over the prior year period. The impact of commercial lines on the overall loss ratio continues to decline due to a smaller open claims inventory and a smaller proportion of net earned premium attributable to commercial lines. Excluding commercial lines, the underlying loss ratio improved 8.9 points, from 51.4% for Three Months 2019 to 42.5% for Three Months 2020.

Net Other Underwriting Expense Ratio:
For the quarter ended September 30, 2020, the net underwriting expense ratio was 38.8% as compared to 37.4% in the prior year period, an increase of 1.4 percentage points. The 1.4 percentage point increase in the net underwriting expense ratio is attributable to the effect that the 25% personal lines quota share treaty and the elimination of the commercial lines business had on decreasing net premiums earned.

____________________
1 These measures are not based on GAAP and are defined and reconciled to the most directly comparable GAAP measures in Form 8-K Exhibit 99.2 “Additional Financial Information for Q3 2020” (also available at www.kingstonecompanies.com).

Balance Sheet / Investment Portfolio
Kingstone’s cash and investment holdings were $220.7 million at September 30, 2020 compared to $221.6 million at September 30, 2019. The Company’s investment holdings are comprised primarily of investment grade corporate, mortgage-backed and municipal securities, with fixed income investments representing approximately 83.5% of total investments at September 30, 2020 and 86.8% at September 30, 2019. The Company’s effective duration on its fixed-income portfolio is 4.7 years.

Net investment income decreased 19.5% to $1.49 million for the third quarter of 2020 from $1.86 million in the prior year period.

Accumulated Other Comprehensive Income (AOCI)
As of September 30, 2020, AOCI was $9.02 million compared to $4.44 million at September 30, 2019.

Book Value
The Company’s book value per share at September 30, 2020 was $8.37, an increase of 4.1% compared to $8.04 at September 30, 2019.

FOR ADDITIONAL INFORMATION PLEASE VISIT OUR WEBSITE AT WWW.KINGSTONECOMPANIES.COM.

Conference Call Details

Management will discuss the Company’s operations and financial results in a conference call on Monday, November 9, 2020, at 8:30 a.m. ET.

The dial-in numbers are:
(877) 407-3105 (U.S.)
(201) 493-6794 (International)

Accompanying Webcast
The call will be simultaneously webcast over the Internet via the Kingstone website or by clicking on the conference call link: Third Quarter 2020 Earnings Conference Call

The webcast will be archived and accessible for approximately 30 days.

Definitions and Non-GAAP Measures

Direct written premiums represent the total premiums charged on policies issued by the Company during the respective fiscal period. Net premiums written are direct written premiums less premiums ceded to reinsurers. Net premiums earned, the GAAP measure most comparable to direct written premiums and net premiums written, are net premiums written that are pro-rata earned during the fiscal period presented. All of the Company’s policies are written for a twelve-month period. Management uses direct written premiums and net premiums written, along with other measures, to gauge the Company’s performance and evaluate results.

Core direct written premiums - represents the total premiums charged on policies issued by the Company during the respective fiscal period from its business located in New York.

Expansion direct written premiums - represents the total premiums charged on policies issued by the Company during the respective fiscal period from its business located in other states (i.e., outside New York).

Net operating income (loss) - is net income (loss) exclusive of realized investment gains (losses), net of tax. Net income (loss) is the GAAP measure most closely comparable to net operating income (loss).

Management uses net operating income (loss) along with other measures to gauge the Company’s performance and evaluate results, which can be skewed when including realized investment gains (losses), and may vary significantly between periods. Net operating income (loss) is provided as supplemental information, not as a substitute for net income (loss) and does not reflect the Company’s overall profitability.

Operating return on average common equity - is net operating income (loss) divided by average common equity. Return on average common equity is the GAAP measure most closely comparable to operating return on average common equity.

Management uses net operating income (loss) and operating return on average common equity, along with other measures, to gauge the Company’s performance and evaluate results, which can be skewed when including realized investment gains (losses), which may vary significantly between periods. Net operating income (loss) and operating return on average common equity are provided as supplemental information, are not a substitute for net income (loss) or return on average common equity and do not reflect the Company’s overall profitability or return on average common equity.

Underlying net loss ratio - is a non-GAAP ratio, which is computed as the difference between GAAP net loss ratio and the effect of catastrophes and prior year loss development on the net loss ratio.

Underlying net loss ratio excluding Commercial Lines - is a non-GAAP ratio, which is computed as the difference between GAAP net loss ratio and the loss ratio that relates to commercial lines, catastrophes, and prior year loss development.

Net loss ratio excluding commercial lines - is a non-GAAP ratio, which is computed as the difference between GAAP net loss ratio and the loss ratio that relates to commercial lines.

Net loss ratio excluding commercial lines in run-off and catastrophes - is a non-GAAP ratio, which is computed as the difference between GAAP net loss ratio and the loss ratio that relates to commercial lines in run-off and catastrophes.

Net combined ratio excluding effect of catastrophes and prior year loss development - is a non-GAAP ratio, which is computed as the difference between GAAP net combined ratio and the effect of catastrophes and prior year loss development on the net combined ratio.

Net combined ratio excluding effect of catastrophes - is a non-GAAP ratio, which is computed as the difference between GAAP net combined ratio and the effect of catastrophes on the net combined ratio.

We believe that these ratios are useful to investors and they are used by management to reveal the trends in our business that may be obscured by catastrophe losses and prior year loss development, as well as the loss ratio that relates to commercial lines which is in run off. Catastrophe losses cause our loss ratios to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on the net loss ratio and net combined ratio. Prior year loss development can cause our loss ratio to vary significantly between periods and separating this information allows us to better compare the results for the current accident period over time. Due to our decision in July 2019 to no longer underwrite commercial lines, excluding the loss ratio related to such line of business allows us to compare our loss ratio with regard to our ongoing lines of business. We believe these measures are useful for investors to evaluate these components separately and in the aggregate when reviewing our underwriting performance. We also provide them to facilitate a comparison to our outlook on the underlying net loss ratio excluding commercial lines and net combined ratio excluding the effect of catastrophes and prior year loss development. The most directly comparable GAAP measures are the net loss ratio and net combined ratio. The underlying net loss ratio excluding commercial lines, net loss ratio excluding commercial lines and net combined ratio excluding the effect of catastrophes and prior year loss development should not be considered a substitute for the net loss ratio and net combined ratio and do not reflect the Company’s net loss ratio and net combined ratio.

Book value per share exclusive of catastrophes – is a non-GAAP ratio which is computed as the difference between GAAP book value per share and the effect of catastrophes on book value per share.
___________________________________________________________________________________________________

About Kingstone Companies, Inc.

Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company (“KICO”). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO offers primarily personal lines insurance products in New York, New Jersey, Rhode Island, Massachusetts, and Connecticut. Kingstone is also licensed in Pennsylvania, New Hampshire and Maine.

Forward-Looking Statements

Statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. For more details on factors that could affect expectations, see Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 under “Factors That May Affect Future Results and Financial Condition” and Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended September 30, 2020, to be filed with the Securities and Exchange Commission. Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
Kingstone Companies, Inc.
Amanda M. Goldstein
Investor Relations Director
(516) 960-1319